                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          TELECOM WIRELESS CORPORATION


     Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation adopts the following restated Articles of Incorporation. These articles only restate and integrate and do not further amend the provisions of the corporation's Articles of Incorporation as theretofore amended or supplemented. There is no discrepancy between such Articles of Incorporation with such amendments or supplements and the provisions of the restated articles. These restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments and supplements thereto.

     These restated Articles of Incorporation were adopted by the board of directors where no shareholder action is required.

                                    ARTICLE I
                               NAME OF CORPORATION

     The name of the Corporation is Telecom Wireless Corporation.


                                   ARTICLE II
                                    DURATION

     The Corporation shall exist perpetually or until dissolved according to law.


                                   ARTICLE III
                                    PURPOSES

     The purpose of the Corporation is to buy, sell, lease, rent or otherwise supply used oil field or other industrial equipment to commercial operators; and to engage in any lawful act or lawful activity under the Utah Business Corporation Act or under any other federal, state or local laws and regulations.


                                   ARTICLE IV
                                     SHARES

     The aggregate number of shares of stock which the Corporation shall have the authority to issue is one hundred twenty-five million (125,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock having a par value of $.001 per share and twenty five million (25,000,000) shares of Preferred Stock having a par value of $.001 per share.

     4.1. PREFERRED STOCK. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Utah, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          4.1.1 The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series;

               (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

               (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (h) Any other rights, preferences and limitations of that series.

          4.1.2 Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

          4.1.3 If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred

     Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          4.1.4 Unless otherwise provided in any resolution of the Board of Directors Providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

     4.2. COMMON STOCK.

          4.2.1 Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

          4.2.2 Except as otherwise provided by law, by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

          4.2.3 Upon any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.


                                    ARTICLE V
                 PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF
                       REDEEMABLE, NON-VOTING, CONVERTIBLE
                         PREFERRED STOCK, SERIES 1998-1


     5.1. DESIGNATION. This Article V shall provide for a single series of preferred stock, the designation of which shall be "Redeemable, Non-Voting, Convertible Preferred Stock C Series 1998-1" (hereinafter the ''APreferred Shares@'' or the "Preferred Stock") and the number of authorized shares constituting the Preferred Stock is 20,000. The number of authorized Preferred Shares may be reduced or increased by a further resolution duly adopted by the Board of Directors of the Corporation and by the filing of an amendment to the Corporation's Articles of Incorporation pursuant to the provisions of the Utah Revised Business Corporation Act stating that such reduction or increase has been so authorized.

     5.2. VOTING. Except as provided herein or otherwise expressly required by the laws of the State of Utah, the holders of the Preferred Shares shall have no voting rights and shall not be entitled to notice of meetings of shareholders, and the exclusive voting power shall be vested in the holders of the shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), and/or in any other series of the Corporation's preferred stock now or at any time hereafter issued and outstanding having voting rights.

          5.2.1 MEETINGS. Whenever holders of the Preferred Stock are entitled to vote as provided herein, the Corporation shall call a special meeting of holders of the Preferred Stock upon not less than ten nor more than 60 days notice to such holders. The Corporation shall also call a special meeting of such holders upon the request made by any holder(s) of ten percent or more of the number of outstanding Preferred Shares, In the event the matter to be voted on shall be subject to any laws, rules or regulations with respect to the solicitation of proxies or otherwise, the holders of the Preferred Stock agree to timely provide the Corporation with such information as it shall reasonably require to comply therewith.

          5.2.2 QUORUM. The holders of a majority of the outstanding shares of Preferred Stock, present in person or by proxy, shall constitute a quorum for all meetings of Preferred Stockholders.

          5.2.3 VOTING RIGHTS. Unless otherwise required by law, action on a matter required to be voted upon by the holders of the Preferred Stock shall be approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. If any corporate action shall require a vote of the holders of the Preferred Shares other than as a class, the Preferred Shares shall vote as a group with all other shares of capital stock having voting rights. The holders of the Preferred Stock may also act by unanimous written consent, signed by all such holders, without a meeting.

     5.3. REDEMPTION.

          5.3.1 VOLUNTARY REDEMPTION. Except as provided herein to the contrary and subject to Regulatory Requirements, the Corporation shall have the right to redeem the Preferred Stock at any time and from time to time in whole or in part on or after January 1, 2005.

          5.3.2 REDEMPTION PRICE. The redemption price for each share of Preferred Stock shall be $100.00 (the "Redemption Price"). In the event of a redemption of only a part of the outstanding Preferred Stock, the Corporation shall effect such redemption ratably according to the number of shares held by each holder of the Preferred Stock.

          5.3.3 REDEMPTION NOTICE. At least ten and not more than 60 days prior to the date fixed for any such redemption of the Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Preferred Stock at his or her post office address last shown on the records of the Corporation. The Redemption Notice shall state:

               (a) Whether all or less than all of the outstanding shares of Preferred Stock are to be redeemed and the total number of shares being redeemed.

               (b) The number of shares of Preferred Stock held by the holder that the Corporation intends to redeem.

               (c) The Redemption Date and the Redemption Price.

               (d) That the holder is to surrender to the Corporation, in the manner and at the place designated, his or her certificate or certificates representing the shares of Preferred Stock to be redeemed.

          5.3.4 SURRENDER OF CERTIFICATES. On or before the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice and, thereupon, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled and retired. In the event less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          5.3.5 TERMINATION OF RIGHTS AS STOCKHOLDER. If the Redemption Notice shall have been duly given and if on the Redemption Date the Redemption Price is either paid or set apart for payment, then, notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price, without interest, upon surrender of their certificate or certificates therefor.

     5.4. CONVERSION.

          5.4.1 VOLUNTARY CONVERSION. The Preferred Stock shall be convertible into shares of Common Stock of the Corporation ("Conversion Shares") upon the filing of a Registration Statement with the Securities and Exchange Commission ("SEC") for a public offering of shares of the Corporation. One-half of the shares upon exercise of the conversion will have "piggyback" registration rights on the first public offering; the remaining shares resulting from the conversion will have registration rights on the next subsequent or secondary offering. These registration rights shall be granted pursuant to Section 4.2. Subject to approval of the regulatory authorities and the underwriters, the Preferred Shares will convert to Common Stock of the Corporation on the following basis: The conversion rate will be determined at the time of the public offering by first taking 125% of the price at which a share of the Corporation's Common Stock will be offered to the public. This number so calculated will be the divisor and the Redemption Price ($100) will be the dividend and the quotient will then be the number of shares of Common Stock into which each share of Preferred Stock will be convertible. For example, if the offering price to the public is $10.00, the exchange or conversion rate will be determined as follows:
     125% of the offering price = $12.50, then $100.00 / $12.50 = 8 shares of Common Stock for each share of Preferred Stock. The Common Stock received upon conversion by a holder of Preferred Shares, subject to the foregoing registration rights, shall be restricted pursuant to Rule 144 and shall contain a legend on each certificate to that effect.

          5.4.2 REGISTRATION RIGHTS.

               (a) DEFINITIONS.

                    (i) "Commission" means the Securities and Exchange
               Commission.

                    (ii) "Exchange Act" means the Securities Exchange Act of
               1934.

                    (iii) The terms "register," "registered," and "registration"
               refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                    (iv) "Securities Act" means the Securities Act of 1933, as amended.

               (b) CORPORATION REGISTRATION. Subject to paragraph 4.2(f), immediately prior to both the first and second public offerings after the Preferred Shares are issued, in which the Corporation proposes to register its Common Stock under the Securities Act, the Corporation shall promptly give each holder of Preferred Stock written notice of such determination. Upon the written request of any holder ("Selling Holder") given within ten (10) days after mailing of any such notice by the Corporation, the Corporation shall use its best efforts to cause to be registered under the Securities Act up to one-half of the Conversion Shares in the first offering and the remaining Conversion Shares in the second offering that each such Selling Holder has requested to be registered. Such written request shall be accompanied by the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed or accompanied by duly executed stock powers and received at the office of the Corporation. The Corporation shall concurrently with effectiveness of the registration statement issue the Conversion Shares in the name of such converting holder and/or in the name of such holder's designee.

               (c) OBLIGATIONS OF THE CORPORATION. Whenever required under paragraph 4.2(b) to use its best efforts to effect the registration of any Conversion Shares, the Corporation shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the Commission a registration
               statement with respect to such Conversion Shares and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Corporation shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days.

                    (ii) Prepare and file with the Commission such amendments
               and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (iii) Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Conversion Shares owned by them.

                    (iv) Use its best efforts to register and qualify the
               securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

               (d) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Corporation to take any action that the Selling Holders shall furnish to the Corporation such information regarding them, the Conversion Shares held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

               (e) REGISTRATION EXPENSES. The Corporation shall pay all costs and expenses relating to such registration; provided, however, that if any such cost or expense is attributable solely to one or more but fewer than all Selling Holders and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to those Selling Holders. In addition, each Selling Holder shall bear the fees and costs of its own counsel.

               (f) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Common Stock being issued by the Corporation, the Corporation shall not be required under paragraph 4.2(b) to include any of the Selling Holders' Conversion Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Selling Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Corporation shall only be required to include in the offering so many of the securities of the Selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such Selling Holders), provided that no such reduction shall be made with respect to any securities offered by the Corporation for its own account.

               (g) DELAY OF REGISTRATION. No Selling Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

               (h) INDEMNIFICATION. In the event any Conversion Shares are included in a registration statement:

                    (i) To the extent permitted by law, the Corporation will
               indemnify and hold harmless each Selling Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each such person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 4.2(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Selling Holder, underwriter, or controlling person.

                    (ii) To the extent permitted by law, each Selling Holder
               requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and each agent and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities to which the Corporation or any such director, officer, controlling person, agent, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 4.2(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Selling Holder (which consent shall not be unreasonably withheld).

                    (iii) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

               (i) LOCKUP AGREEMENT. In consideration for the Corporation agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Corporation's securities that, upon the request of the Corporation or the underwriters managing any underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Conversion Shares (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as the Corporation or the underwriters may specify.

          5.4.3 ADDITIONAL CONDITION. Notwithstanding anything herein contained to the contrary, the Corporation shall not be obligated to issue the Conversion Shares until there shall have been delivered to the Corporation or to its transfer agent, as applicable, an opinion of counsel reasonably satisfactory to the Corporation to the effect that the issuance of such Common Stock is exempt from registration under the Securities Act of 1933, as amended, and from qualification under applicable state laws or that a registration statement with respect thereto has been filed with the Securities and Exchange Commission and with the appropriate state regulatory authorities and has become effective.

          5.4.4 RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or government regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Shares.

          5.4.5 NO FRACTIONAL SHARES; CURRENT MARKET VALUE. No fractional shares or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. With respect to any fraction of a share called for upon any conversion thereof, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the per-share public offering price of the Common Stock less underwriting discounts and commissions.

     5.5. EXCHANGE, ASSIGNMENT OR LOSS OF PREFERRED SHARES. Subject to the provisions of Section 6 hereof, the Preferred Stock is assignable and exchangeable, without expense, at the option of the holder, upon presentation and surrender of such Preferred Stock to the Corporation, together with written instructions signed by the holder of such Preferred Stock with respect to reissuance thereof and good funds sufficient to pay any transfer or similar tax; whereupon the Corporation shall, without charge, execute and deliver Preferred Stock in the designated denominations and in the designated name(s) and the Preferred Stock so surrendered promptly shall be canceled. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of Preferred Stock certificates, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of Preferred Stock certificates, if mutilated, the Corporation will execute and deliver new Preferred Stock certificates of like tenor and date. Any such new Preferred Stock certificates executed and delivered shall constitute additional contractual obligation on the part of the Corporation, whether or not the Preferred Stock certificates so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     5.6. LEGENDS AND SECURITIES LAW COMPLIANCE.

          5.6.1 SECURITIES LAW COMPLIANCE. Neither the Preferred Stock nor the Common Stock nor any other security issued or issuable upon conversion of the Preferred Stock may be issued, offered or sold except in conformity with the Securities Act of 1933, as amended, and applicable state laws, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section with respect to any resale or other disposition of such securities.

          5.6.2 SECURITIES LEGEND. The Corporation may cause the following legend to be set forth on each certificate representing Preferred Stock or any other security issued or issuable upon conversion of the Preferred Stock, unless counsel for the Corporation is of the opinion as to any such certificate that such legend is unnecessary:

               The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the reasonable satisfaction of the Corporation.

          5.6.3 OTHER LEGENDS. All certificates representing the Preferred Shares and any and all securities issued in replacement thereof or upon conversion thereof shall bear such additional legends as shall be required by law or contract.

     5.7. RIGHTS ON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Preferred Shares then issued and outstanding shall be entitled to receive an amount equal to $100.00 per Preferred Share plus any accumulated but unpaid dividends (the "Liquidation Value"), and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Stock. If the assets of the Corporation distributable to the holders of Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Preferred Shares. The holders of the Common Stock shall be entitled to the exclusion of the holders of the Preferred Shares to share in all remaining assets of the Corporation in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

     5.8. DEFINITION. The term "Regulatory Requirements" shall mean any and all applicable (i) laws (whether statutory or otherwise), rules, regulations, requirements, restrictions, licenses and registrations of all governmental, judicial, legislative, executive, administrative or regulatory authorities (federal, state, municipal, departmental, foreign or otherwise); and (ii) judgments, orders, directives, rulings, decisions, injunctions, decrees or awards of any federal , state, municipal, departmental or foreign court, arbitrator or administrative or governmental authority, bureau or agency. Without limiting the foregoing, no distribution, by dividend, redemption or otherwise, shall be made with respect the Preferred Shares if such distribution would be in violation of Utah law or in violation of the net capital or other financial requirements applicable to the Company or any of its subsidiaries as a securities broker-dealer registered under the Securities Exchange Act of 1934 or as an investment adviser registered under the Investment Advisers Act or under applicable state laws.

     5.9. NOTICE. Any notices or certificates by the Corporation to the Holder and by the Holder to the Corporation shall be deemed to have been given if in writing and upon the earlier of personal delivery (including by messenger, facsimile or other receipted delivery during normal business hours or, if delivered other than during normal business hours, at the beginning of the first business day following such delivery) or three business days following deposit in the United States mails, by registered or certified mail, return receipt requested, addressed to the holder at such holder's address of record on the books of the Corporation or to the Corporation at its principal executive offices. Any person may change the address for the giving of notice by notice duly given effective five (5) business days thereafter.

                                   ARTICLE VI
                         REGULATION OF INTERNAL AFFAIRS

     6.1. SHAREHOLDERS' MEETINGS. Meetings of Shareholders may be called by the President or by any one Director or by any number of Shareholders owning not less than ten percent of the outstanding shares entitled to vote at such Meeting. Notice of Shareholders' Meetings shall be given in writing by mailing such notice to the address of every Shareholder, at the last known address of such Shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a Shareholders' meeting is not required for any purpose. Any notice required to be given any Shareholders of this Corporation may be waived by written instrument signed by such Shareholders.

     6.2. BY-LAWS. The majority of the Directors may adopt By-Laws for the Corporation which are consistent with these Articles and the laws of the State of Utah and may amend and repeal from time to time any By-Law.

     6.3. CONTRACTS WITH INTERESTED DIRECTORS OR OFFICERS. No contract, lease, or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected, by the fact that any one or more of the Directors or Officers of the Corporation are pecuniarily or otherwise interested in, or are Officers or Directors of, such other corporation. Any Officer may recommend or approve, if it is within the scope of his authority to do so, and any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such officer or Director is also an officer or Director of such subsidiary or individually, or any firm or association of which any officer or Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease, or other transaction with the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party to, or is so interested in, any contract, lease, or other transaction with the Corporation, shall be disclosed, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken-, and in any case described in this paragraph, any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease, or other transaction and may vote thereat to authorize any such contract or transaction.


                                   ARTICLE VII
                              NO PREEMPTIVE RIGHTS

     No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold. The term, 'convertible obligations' as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation is 50 West Broadway, Salt Lake City, Utah 84101, and the name of its Registered Agent at such address is CT Corporation System.

                                   ARTICLE IX
                          INDEMNIFICATION - EXCULPATION

     The Corporation shall provide indemnification and/or exculpation to its Directors, Officers, employees agents, and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Utah and by any additional applicable federal or state laws or court decisions.


     Dated this 27th day of March, 2000.


                                        /S/ JAMES C. ROBERTS
                                        ----------------------------------------
                                        James C. Roberts, Chairman of the Board